UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 30, 2020

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54524	30-0678378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 Warren Pkwy, Suite 100

Frisco TX 75034

(Address of Principal Executive Offices)

(972) 217-4080

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

Effective January 30, 2020, Appiphany Technologies Holdings Corp. (the “Company”) entered into a Securities Purchase Agreement dated January 23, 2020 (“Purchase Agreement”) with GHS Investments, LLC (“GHS”). In conjunction with the Purchase Agreement, the Company has signed a Convertible Promissory Note for $68,000 (the “Note”).  The Note contains an interest rate of ten percent (10%) per annum and has a maturity date of nine months following the date the funds are received.  The amounts due under the Note are convertible at any time prior to the Maturity Date at a rate of 60% of the market price on the date prior to the execution of the Note.

A form of the Purchase Agreement and Note are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Subscription Agreement and the purchase of the Shares set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 10.2	Description of Exhibits Securities Purchase Agreement. Convertible Promissory Note.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 31st day of January, 2020.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
By:	/s/ Scott Cox
	Name:	Scott Cox
	Title:	Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 10.2	Description of Exhibits Securities Purchase Agreement Convertible Promissory Note